Exhibit 11

                    CERNER CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE
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                                   Three Months Ended       Three Months Ended
                                         March 30,                April 1,
                                   -------------------------------------------

                                              1996                    1995
                                              ----                    ----
Net earnings:                            $  4,222,000           $   4,541,000

Weighted average number of common and
   common stock equivalent shares:

   Weighted average number of
      outstanding common shares            32,538,127              28,130,788

Dilutive effect (excess of number
   of shares issuable over number
   of shares assumed to be re-
   purchased with the proceeds
   of exercised options based
   on the average market
   price during the period)                 1,162,807               1,762,116
                                        -------------           -------------
                                           33,700,934              29,892,904

Earnings per common and common stock
   equivalent shares:                   $         .13           $         .15
                                        =============           =============
Weighted average number of common and
   common stock equivalent shares,
   assuming full dilution:

      Additional dilutive effect
      (reduction in number of shares
      assumed to be repurchased with
      the proceeds of exercised stock
      options and converted warrants
      based on the end of the period
      market price of the stock, if
      higher than the average price)              214                  17,650
                                        -------------          --------------

                                           33,701,148              29,910,554
                                        =============          ==============
Earnings per common and common
   stock equivalent shares assuming
   full dilution:                       $         .13          $          .15
                                        =============          ==============

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